UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 20, 2015

EMERALD OIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 1360

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 595-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is hereby incorporated by reference into this Item 3.03 to the extent applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of the stockholders (the “Annual Meeting”) of Emerald Oil, Inc. (the “Company”) held May 20, 2015, discussed further in Item 5.07 below, the Company’s stockholders approved the Emerald Oil, Inc. Third Amended and Restated 2011 Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock reserved for issuance under the Plan by 10,000,000 shares, so that a total of 19,800,000 shares will be available for issuance, and will result in the reservation of an additional 500,000 shares, and the availability of 990,000 aggregate, shares for issuance under the Plan as a result of the Reverse Stock Split discussed further in Item 5.03 below. A description of the material terms and conditions of the Plan is set forth under the heading “Proposal 3—Approval of the Third Amended and Restated 2011 Equity Incentive Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 24, 2015 and is incorporated herein by reference. The description of the Plan incorporated herein by reference does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, in addition to approving the amendment to the Plan, the Company’s stockholders approved the Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”) to effect a 1-for-20 reverse stock split of the Company’s common stock (the “Reverse Stock Split”).

On May 20, 2015, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Certificate of Amendment became effective as of 4:15 p.m., Eastern Time, on May 20, 2015 (the “Effective Time”). At the Effective Time, (a) every 20 outstanding shares of the Company’s common stock were combined automatically into one share of the Company’s common stock and (b) every 20 outstanding shares of the Company’s Series B Voting Preferred Stock (the “Series B Preferred Stock”) were combined automatically into one share of the Company’s Series B Preferred Stock. Each stockholder’s percentage ownership in the Company and proportional voting power remained unchanged after the Reverse Stock Split, except for minor changes and adjustments resulting from the treatment of fractional shares. The total number of shares of Company’s common stock and Series B Preferred Stock authorized under the Company’s Certificate of Incorporation and the par value of the Company’s common stock and Series B Preferred Stock were not affected by the Reverse Stock Split. The Certificate of Amendment is filed as Exhibits 3.1 hereto and is incorporated herein by reference.

The Company’s common stock will begin to trade on the NYSE MKT on the post-split basis on May 21, 2015. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 29101U 407.

As a result of the Reverse Stock Split, adjustments were automatically made to certain terms of certain of the Company’s outstanding securities, including its outstanding options, restricted stock, restricted stock units and warrants.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting for the purpose of voting on the following four proposals. As of April 14, 2015, the record date, there were 108,543,189 shares of the Company’s common stock and 5,114,633 shares of Series B Preferred Stock entitled to vote at the Annual Meeting.

Proposal 1—Election of Directors

The first proposal related to the election of six individuals to serve as directors of the Company for one-year terms expiring in 2016. The six directors elected and the tabulation of votes for this proposal were as follows:

Nominees for Directors	Votes For	Withheld	Broker Non-Votes
Ben A. Guill	61,271,266	3,237,896	34,062,547
Duke R. Ligon	47,495,582	17,013,580	34,062,547
James Russell (J.R.) Reger	61,453,434	3,055,728	34,062,547
McAndrew Rudisill	61,450,535	3,058,627	34,062,547
Seth Setrakian	53,314,336	11,194,826	34,062,547
Daniel L. Spears	53,305,399	11,203,763	34,062,547

Proposal 2—Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a 1-for-20 Reverse Stock Split

The second proposal related to the approval of the Certificate of Amendment to effect the Reverse Stock Split, which was approved:

Votes For	Votes Against	Abstentions
79,978,542	17,989,009	604,158

Proposal 3—Approval of the Third Amended and Restated 2011 Equity Incentive Plan

The third proposal related to the approval of the amendment to the Plan, which was approved:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,277,818	17,651,263	580,081	34,062,547

Proposal 4—Ratification of the Appointment of BDO USA, LLP as the Company’s Registered Public Accountant Firm

The fourth proposal related to the ratification of the appointment of BDO USA, LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015, which was approved:

Votes For	Votes Against	Abstentions
95,526,786	2,175,741	869,182

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description
3.1	Certificate of Amendment to the Certificate of Incorporation dated May 20, 2015
10.1	Emerald Oil, Inc. Third Amended and Restated 2011 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD OIL, INC.

By: /s/ Ryan Smith
Ryan Smith
Chief Financial Officer

Date: May 20, 2015

EXHIBIT INDEX

Exhibit	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Incorporation dated May 20, 2015
10.1	Emerald Oil, Inc. Third Amended and Restated 2011 Equity Incentive Plan